Exhibit 10.15
Sublease

1.	PARTIES.

This Sublease, dated May 31, 2006 is made between MJ Research Company, Inc. (Sublessor"), and Hana Biosciences, Inc. ("Sublessee").

2.	MASTER LEASE.

Sublessor is the lessee under a written lease dated November 3, 1999 wherein Mountain Cove Tech Center LLC ("Lessor) leased to Sublessor the real property located in the City of South San Francisco, County of San Mateo, State of California, described as7000 Shoreline Court. ("Master Premises"). Said lease has been amended by the following amendments: see Amendment to Lease dated October 1, 2004, by and between Mountain Cove Tech. Center LLC and MJ Research Incorporated; said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A."

3.	PREMISES.

Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): a portion of the third floor of 7000 Shoreline Court, South San Francisco, California 94080, consisting of 18,788 square feet, and shown in more detail on Exhibit A, attached hereto and incorporated herein by this reference.

4.	WARRANTY BY SUBLESSOR.

Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein; that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease; that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.	TERM.

The Term of this Sublease shall commence on the later to occur of: (i) the date that Sublessor delivers possession of the Premises to Sublessee together with Lessor’s consent to this Sublease; or (ii) June 1, 2006 ("Commencement Date") and this Sublease shall terminate thirty-six months after June 1, 2006 (“Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than June 1, 2006, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee upon full execution of, and consent to this Sublease. If for any reason Sublessor does not deliver Possession to Sublessee before June 1, 2006, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after June 1, 2006, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation.

6.	RENT.

6.1 Minimum Rent. Commencing on the Commencement Date, Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at such place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $2.50 Fully Serviced per square foot per month for months 1-12; $2.60 Fully Serviced per square foot per month for months 13 -24; and $2.70 Fully Serviced per square foot per month for months 25-36 (or the sum of Forty Six Thousand Nine Hundred Seventy Dollars; Forty -Eight Thousand Eight Hundred Forty Eight Dollars and Eighty Cents and Fifty Thousand Seven Hundred Twenty Seven Dollars and Sixty Cents, respectively ($46,970.00; $48,848.80 & $50,727.60, respectively)) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Forty-Six Thousand Nine Hundred Seventy Dollars ($46,970.00) as rent for the first month of the lease term; provided, that if the Term begins on a day after the first day of the first month, rent for the first month shall be prorated on a per diem basis. If the Term ends on a day other than the last day of a month, the rent for the partial month shall be prorated on a per diem basis. Additional provisions:

6.2 Operating Costs. See Amendment to Sublease Agreement

7.	SECURITY DEPOSIT.

Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder ("Security Deposit"). If Sublessee falls to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee’s interest hereunder.

8.	USE OF PREMISES.

The Premises shall be used and occupied only for general office andadministrative uses and for no other use or purpose; provided, however, that subject to the terms of the Master Lease, in no event shall Sublessee be required to continuously occupy the Premises or to continuously operate its business at the Premises,.

9.	ASSIGNMENT AND SUBLETTING.

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease), which consent from Sublessor shall not be unreasonably withheld, conditioned or delayed.

In no event shall the public sale of stock in Sublessee or its parent or subsidiaries be deemed to constitute a transfer of this Lease.

10.	OTHER PROVISIONS OF SUBLEASE.

Except to the extent expressly provided for in this Sublease (and any Amendments) to the contrary (e.g., Term, Commencement Date, size of Premises, Rent, etc.) and only to the extent that such terms and conditions reasonably apply to the Sublessee and the Premises, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises.
Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor the right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. THE PARTIES AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING ANY LOST PROFIT, REVENUE, BUSINESS OR OTHERWISE); REGARDLESS OF THE THEORY OF RECOVERY, WHETHER ALLEGED AS A BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), UNJUST ENRICHMENT OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR BASED ON THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY.

11.	ATTORNEYS’ FEES.

If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.	AGENCY DISCLOSURE:

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB RICHARD ELLIS, INC., who represents Sublessee, and CB RICHARD ELLIS, INC. who represents Sublessor. In the event CB RICHARD ELLIS, INC., represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.	COMMISSION:

Per a separate agreement.

14.	NOTICES:

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be In writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, or by a nationally recognized overnight courier service (e.g., FedEx), addressed to the Sublessee at the Premises, and to the address herein below, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, or by a nationally recognized overnight courier service (e.g., FedEx), addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor: MJ Research Company, Inc., 1000 Alfred Nobel Drive, Hercules, California 94547, Attention, Office of the General Counsel / copy to Director of Real Estate

To Sublessee:
Copies of all notices to Sublessee should be directed to Hana Biosciences, Inc. at 7000 Shoreline Court, South San Francisco, CA 94080, attention John Iparraguirre.

15.	CONSENT BY LESSOR.

THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.	COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Sublessor: MJ Research Company, Inc.	Sublessee: Hana Biosciences, Inc.

By: /s/ Walker	By: /s/ John P. Iparraguirre

Title: Vice President	Title:

By:

Title:

Date: 6/7/06	Date:

Amendment to Sublease Agreement

This is an Amendment to the Sublease Agreement (“Sublease”) dated May 31st, 2006 between MJ Research Company, Inc. (“Sublessor”) and Hana Biosciences, Inc. (“Sublessee”) for the real property described as that portion of 7000 Shoreline Court, South San Francisco, California described in further detail in the Sublease (“Premises”).

Sublessor and Sublessee hereby agree to amend the Sublease as follows:

1.  FULL SERVICE SUBLEASE Property tax, insurance, common area maintenance (CAM’s) and utilities are included within the Rent set forth in Section 6 of the Sublease. Sublease shall only be responsible for its Pro-Rata Share (as defined below) of Sublessor’s operating expense (that is, the foregoing expenses as well as other “Operating Expenses” as defined in the Master Lease) increases above a 2006 base year. Sublessee’s Pro-Rata Share is a fraction, the numerator of which is the rentable area of the Premises (averaged for that Lease Year), which is currently 28,820 square feet. Such additional rent shall be payable as and when such operating expenses are payable by Sublessor; provided, however, that Sublessor shall be obligated to provided, fifteenth (15) days prior notice of its due date.

2.  CONFIRMATION OF TERMINATION DATE Sublessee shall have a one-time right to confirm the Termination Date as set forth in Section 5 of the Sublease. Said right shall be exercisable at any time on or before the end of the twenty forth (24th) month of the Term. In the event Sublessee exercises said confirmation of the Termination Date, the sublease term shall terminate on May 31, 2009. If Sublessee doe not exercise its confirmation of the Termination Date, Sublessee shall have no further right to terminate and the Sublease Term shall be extended for the remainder of the Master Lease term. Said Term shall be an additional twenty two (22) months, terminating March 31, 2011. The rental rate for the additional term shall be:

Months	RSF/Month/Full Service
37-48:	$2.80 Fully Serviced
49-58:	$2.90 Fully Serviced

3.  CONDITION OF PREMISES
Sublessor shall deliver the Premises in its existing condition.

4.  OFFICE FURNISHINGS Sublessee, at no additional cost, shall have the use for the Term but not the ownership of any currently in-place office furnishings excluding the desk/task chairs. Sublessor makes no representations or warranties on the condition of such furnishings and Sublessee hereby accepts said furnishings in as-is condition.

5.  DEMISING OF THE PREMISES Sublessor’s obligations pursuant to this paragraph are subject to and contingent upon the cost feasibility (in Sublessor’s sole discretion) of the demising of the Premises. Sublessor shall not be obligated to demise (separate by wall, etc.) the Premises from the remainder of the Master Premises unless and until the remained of the Master Premises on the third floor is subleased to another tenant(s). Demising, if required, shall be at the sole cost and responsibility of the Sublessor and completed per governmental codes. A proposed demising plan shall be attached to the Sublease upon completion of such plan and Sublease agrees to accept said plan and any modifications of its Premises required to provide exits and corridors per governmental codes.

Notwithstanding the foregoing, if Sublessor elects not to erect such demising walls, Sublessee’s square footage shall not be modified from that defined in the Sublease. If Sublessor elects to erect such demising walls, (i) such walls shall be erected in a good and workmanlike manner, (ii) done in such a manner as to reduce any unreasonable interference to Sublessee’s business, (ii) they shall be erected, taped, sanded and painted to match the adjacent walls within Sublessee’s Premises, (iv) if there is any reduction in the size of the Premises, then Sublessee’s pro rata share will be reduced accordingly (however, Sublessee’s pro rata portion of common area will increase commensurately) or (v) if there is an increase in the size of the Premises, Sublessee’s Pro-Rata Share will not be adjusted upward.

Amendment to Sublease Agreement

6.  BUILDING EXERCISE FACILITY Sublessee will pay Lessor directly for the use of the exercise facility. The exercise facility cost is $5.00 per participating employee per month (or such other amount as may be imposed by Lessor). The parties agree that Sublessor shall not be responsible for any such payments.

7.  SIGNAGE: Sublessee shall have signage rights provided to Sublessor as provided for under the Master Lease.

Except as expressly set forth in this Amendment, the Sublease shall remain in full force and effect.
Sublessor: MJ Research Company, Inc.	Sublessee: Hana Biosciences

By: /s/ L. Walker	By: /s/ John P. Iparraguirre

Title: Vice President	Title:

By:

Title:

Address: 590 Lincoln St	Address:
Waltham MA 02451

Telephone:	Telephone: